Exhibit 10.28

EMPLOYEE

RESTRICTED SHARE AGREEMENT
UNDER EL POLLO LOCO HOLDINGS, INC.
2014 OMNIBUS EQUITY INCENTIVE PLAN

This Award Agreement (this “Restricted Share Agreement”), dated as of _________ __, 20__ (the “Date of Grant”), is made by and between El Pollo Loco Holdings, Inc., a Delaware corporation (the “Company”) and [              ] (the “Employee”).  Capitalized terms not defined herein shall have the meaning ascribed to them in the El Pollo Loco Holdings, Inc. 2014 Omnibus Equity Incentive Plan (as amended from time to time, the “Plan”).  Where the context permits, references to the Company shall include any successor to the Company.

1.Grant of Restricted Shares.  The Company hereby grants to the Employee ________ Shares (such shares, the “Restricted Shares”), subject to all of the terms and conditions of this Restricted Share Agreement and the Plan.

2.Lapse of Restrictions.

(a)Vesting. Except as otherwise set forth in this Section 2(a), the restrictions on Transfer (as defined in Section 6(a) hereof) set forth in Section 2(b) hereof shall lapse with respect 1/4 of the Restricted Shares on each of the first four anniversaries of the Date of Grant (each anniversary of the Date of Grant, a “Vesting Date”), subject to the continued employment of the Employee with the Company from the date hereof through the applicable Vesting Date, and provided that the Employee has not given notice of resignation as of such Vesting Date.

(b)Restrictions.  Until the restrictions on Transfer of the Restricted Shares lapse as provided in Section 2(a) hereof, or as otherwise provided in the Plan, no Transfer of the Restricted Shares or any of the Employee’s rights with respect to the Restricted Shares, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted.  Unless the Administrator determines otherwise, upon any attempt to Transfer Restricted Shares or any rights in respect of Restricted Shares, before the lapse of such restrictions, such Restricted Shares, and all of the rights related thereto, shall be immediately forfeited.

3.Adjustments.  Pursuant to Section 5 of the Plan, in the event of a Change in Capitalization, the Administrator shall make such equitable changes or adjustments to the number and kind of securities or other property (including cash) issued or issuable in respect of outstanding Restricted Shares.

4.Certain Changes.  The Administrator may accelerate the date on which the restrictions on transfer set forth in Section 2(a) hereof shall lapse or otherwise adjust any of the terms of the Restricted Shares; provided that, subject to Section 5 of the Plan, no action under this Section shall adversely affect the Employee’s rights hereunder.

5.Notices.  All notices and other communications under this Restricted

Share Agreement shall be in writing and shall be given by facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or 24 hours after transmission by facsimile to the respective parties, as follows:  (i) if to the Company, addressed to the Company in care of its Vice President, Legal at the principal executive office of the Company and (ii) if to the Employee, using the contact information on file with the Company.  Either party hereto may change such party’s address for notices by notice duly given pursuant hereto.

6.Protections Against Violations of Agreement.

(a)Until such time as the Restricted Shares are fully vested in accordance with Section 2(a) hereof, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Shares or any agreement or commitment to do any of the foregoing (each a “Transfer”) by any holder thereof in violation of the provisions of this Restricted Share Agreement will be valid, except with the prior written consent of the Administrator (such consent shall be granted or withheld in the sole discretion of the Administrator).

(b)In addition to Section 2(b), any purported Transfer of Restricted Shares or any economic benefit or interest therein in violation of this Restricted Share Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Restricted Shares or any economic benefit or interest therein transferred in violation of this Restricted Share Agreement shall not be entitled to be recognized as a holder of such Shares.

7.Withholding Taxes. The Company shall be entitled to require a cash payment by or on behalf of the Employee and/or to deduct from any compensation payable to the Employee the minimum amount of any sums required by federal, state or local tax law to be withheld (or other such sums that that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity) with respect to the Restricted Shares.

8.Section 83(b) Election.  If the Employee makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Shares as of the Date of Grant, the Employee shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service, together with any required tax withholding.  The Employee hereby acknowledges that it is the Employee’s sole responsibility, and not the Company’s, to file timely the election under Section 83(b) of the Code.

9.Governing Law.  This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.  Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Delaware, and the Company and the Employee

hereby submit to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment.  The Employee and the Company hereby irrevocably waive (i) any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware, (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and (iii) any right to a jury trial.

10.Incorporation of Plan.  The Plan is hereby incorporated by reference and made a part hereof, and the Restricted Shares and this Restricted Share Agreement shall be subject to all terms and conditions of the Plan and this Restricted Share Agreement.

11.Amendments; Construction.  The Administrator may amend the terms of this Restricted Share Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Employee hereunder without his or her consent.  Headings to Sections of this Restricted Share Agreement are intended for convenience of reference only, are not part of this Restricted Share Agreement and shall have no effect on the interpretation hereof.

12.Survival of Terms.  This Restricted Share Agreement shall apply to and bind the Employee and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

13.Rights as a Shareholder.  During the period until the restrictions on Transfer of the Restricted Share lapse as provided in Section 2(a) hereof, the Employee shall have all the rights of a shareholder with respect to the Restricted Shares save only the right to Transfer the Restricted Shares.  Accordingly, the Employee shall have the right to vote the Restricted Shares and to receive any ordinary dividends paid to or made with respect to the Restricted Shares.

14.Agreement Not a Contract for Services.  Neither the Plan, the granting of the Restricted Shares, this Restricted Share Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Employee has a right to continue to be employed as an officer, director, employee, consultant or advisor of the Company or any Subsidiary or Affiliate for any period of time or at any specific rate of compensation.

15.Authority of the Administrator; Disputes.  The Administrator shall have full authority to interpret and construe the terms of the Plan and this Restricted Share Agreement.  The determination of the Administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.

16.Severability.  Should any provision of this Restricted Share Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Restricted Share Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification

(if any) to become a part hereof and treated as though contained in this original Employee Restricted Share Agreement.

17.Acceptance.  The Employee hereby acknowledges receipt of a copy of the Plan and this Restricted Share Agreement.  The Employee has read and understands the terms and provisions of the Plan and this Restricted Share Agreement, and accepts the Restricted Shares subject to all the terms and conditions of the Plan and this Restricted Share Agreement.  The Employee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Restricted Share Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Restricted Share Agreement on the day and year first above written.

EL POLLO LOCO HOLDINGS, INC.

By
Name
Title

[NAME OF EMPLOYEE]